UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
Of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Material
[_] Soliciting Material Pursuant to Sec. 240.14a-12

Ivy Funds
(Name of Registrant as Specified In Its Charter)
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3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount
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** IMPORTANT NOTICE **

March 15, 2024

Dear Shareholder:

You recently should have received a package with Delaware Ivy Accumulative Fund proxy materials regarding the Special Meeting being held on March 25, 2024 where shareholders are being asked to vote on a proposal to reorganize Delaware Ivy Accumulative Fund into Delaware Ivy Large Cap Growth Fund.

Unfortunately, due to an error made by the mailing vendor, the proposal language on the voting instruction form (“VIF”) enclosed in that package was not accurate to the fund listed. This package now contains the corrected VIF with the proposal language for the Delaware Ivy Accumulative Fund for your voting consideration. All other material received in the original package was accurate and still valid. For a copy of the proxy statement, please visit https://vote.proxyonline.com/delaware/docs/proxy2024.pdf.

Your proxy vote is very important. Please review the enclosed VIF for convenient options to vote.

If you have already voted your shares, you do not need to vote again.

We apologize for any inconvenience this may have caused you.